Catalytica Energy Systems Reports Fourth Quarter and Fiscal 2005 Financial Results

GILBERT, AZ -- 02/23/2006 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative emissions solutions for the power generation and transportation industries, today reported financial results for the fourth quarter and full year ended December 31, 2005.

Total revenues for the fourth quarter of 2005 were $600,000, compared with total revenues of $1,573,000 in the fourth quarter of 2004. Total costs and expenses for the quarter were $4,451,000, compared with $4,952,000 in the same quarter of the prior year. Total costs and expenses in the most recent quarter included restructuring and impairment charges of $522,000. Included in this amount were $47,000 of personnel expenses relating to headcount reductions initiated during the third quarter, and non-cash impairment charges relating to certain fixed assets and inventory of $475,000 taken in connection with the Company's termination of its Xonon® Module Supply Agreement with Kawasaki.

Net loss for the quarter decreased to $1,586,000, or a loss of $0.09 per share, from a net loss of $3,328,000, or a loss of $0.19 per share, in the same quarter last year. Net loss during the most recent quarter was positively impacted by the recording of a one-time gain for settlement of debt in the amount of $2,105,000 resulting from the settlement of SCR-Tech acquisition-related payments. Total cash, cash equivalents and short-term investments (collectively referred to as "cash") used during the fourth quarter of 2005 were $4,858,000, compared with $3,329,000 used during the corresponding period of 2004. Excluding a one-time cash payment of $1,500,000 in connection with the SCR-Tech settlement agreement, and approximately $522,000 of restructuring-related payments, total cash consumption in the most recent quarter was $2,836,000, a 15% improvement over the same period of the prior year.

For the fiscal year ended December 31, 2005, net loss was $13,466,000, or a loss of $0.75 per share on revenues of $3,529,000, compared with a net loss in fiscal 2004 of $13,269,000, or a loss of $0.74 per share on revenues of $5,601,000. Total cash consumption during the year was $14,260,000, compared with $17,090,000 during 2004. On a comparative basis, total cash consumption in 2004 included SCR-Tech acquisition-related costs of $4,300,000, while total cash consumption in 2005 included the SCR-Tech settlement payment noted above and approximately $916,000 of restructuring-related payments. At December 31, 2005, the Company's cash position totaled $21,332,000.

"We completed 2005 having made important strides towards improving our financial performance and extending our cash reserves to better position the Company to achieve our long-term commercial goals and growth objectives," stated Rob Zack, president and CEO of Catalytica Energy Systems. "Our efforts over the past year have both strengthened our ability to capitalize on near-term revenue opportunities for our SCR services business and positioned Catalytica Energy Systems to achieve a meaningful reduction in cash consumption in the coming year.

"Despite the decline in year over year revenues, driven primarily by reduced orders in the first half of 2005 for SCR catalyst and management services, we are confident the actions taken over the past year to strengthen and grow our SCR services business have positioned us to improve our top line in 2006. As the result of a changeover in the management of our SCR-Tech subsidiary and a realignment of its sales and marketing activities, we have experienced a considerable increase in sales activity over the past several months. In light of SCR-Tech's progress in securing new business, we expect to realize significant revenue growth from SCR catalyst and management services in the coming year, supported by a firm backlog at year-end 2005 in excess of $3.1 million and a pipeline of order prospects that continues to grow. On that note, I am pleased to report that SCR-Tech continues to build on the momentum established in 2005, having already secured new cleaning and regeneration contracts totaling approximately $2.3 million since the first of the year, most of which we anticipate will be recognized in 2007."

Catalytica Energy Systems is also reporting continued progress in its restructuring and cost reduction activities initiated in September 2005. In line with the Company's ongoing efforts to rationalize its operations and prioritize its research and development spending commensurate with core markets and technologies believed to offer the greatest return on investment, Catalytica Energy Systems completed its exit from the diesel retrofit business during the fourth quarter and further reduced its workforce to 49 employees at year-end, compared with 73 employees at the beginning of the third quarter.

"The positive impact of our restructuring activities is expected to be more readily evident in the coming year," continued Zack. "More specifically, we believe we are well positioned to reduce total cash consumption from operating activities to less than $9.0 million in 2006 based upon our plans for continued expense reduction and the prospects for revenue growth in our SCR services business."

Catalytica Energy Systems also continues to make progress in its development of emissions control solutions for new, over-the-road diesel engine applications. Following the successful results of various test activities over the past year, Catalytica Energy Systems' XFP™ diesel fuel processing technology has recently advanced from the research center to the product development group of a prospective diesel industry partner. In addition, demonstration projects continue to be underway with other leading diesel industry companies also evaluating the Company's technology as a prospect for meeting impending diesel emissions regulations in the U.S. and Japan. Meanwhile, Catalytica Energy Systems continues to make technical advances toward optimizing its fuel processing technology for multiple engine applications, and for facilitating the control of particulate matter (PM) emissions in addition to nitrogen oxides (NOx). The Company has also recently launched initiatives designed to further validate and quantify the benefits of pairing its XFP with NOx adsorber and PM filter systems, enhance the manufacturability of its product, and increase the overall value of its diesel emissions reduction business. These activities include test programs with catalyst manufacturers, government agencies, and other third parties relating to desulfation, fuel economy, durability, and total system cost advantages, the development of high-volume, low-cost manufacturing processes, and exploring other value-creating strategic alternatives for the business.

New Developments

Catalytica Energy Systems is also reporting today that it no longer plans to conduct development or commercial activities associated with its Xonon Cool Combustion® product for gas turbines following a reevaluation of this business in light of ongoing unfavorable gas turbine market conditions and an internal shift in product development priorities to market opportunities that the Company believes yield greater promise. This decision also follows the Company's termination of its Xonon® Module Supply Agreement with Kawasaki in December 2005, having determined that there was no business or financial justification to continue the agreement under its current terms. In addition, GE has recently advised Catalytica Energy Systems that it does not plan to commercialize its GE10 gas turbine using Xonon technology. Accordingly, the Company is no longer pursuing development activities associated with the GE10, and is seeking to formally terminate its agreement with GE. Catalytica Energy Systems plans to continue exploring various strategic alternatives for its gas turbine business.

2006 Outlook

Catalytica Energy Systems expects 2006 revenues will be higher than 2005 revenues, driven by an anticipated growth in revenues from SCR catalyst and management services, and projects that its full-year cash consumption will be in the range of $7.0 to $9.0 million. This guidance is based upon the prospects for a continued increase in sales activity for SCR services and the Company's ongoing focus on fiscal discipline throughout the organization.

On Catalytica Energy Systems' outlook for 2006, Zack commented, "In addition to increasing our near-term revenue streams and managing our cash position, we remain committed to building additional value in the business by solidifying the longer-term growth prospects associated with our SCR services business and our diesel emissions reduction solutions. Strengthening and expanding our customer relationships within the utility industry and securing strategic commercial channels within the diesel industry are key objectives in the coming year. Additionally, and in line with an ongoing emphasis on value creation and sustainability, we plan to continue exploring strategic business transactions that we believe could enhance shareholder value as well as pursuing opportunities to further reduce our overhead. In this regard, we have recently begun to market our 43,000 square foot facility in Gilbert, Arizona with the objective of consolidating facilities or seeking a smaller Arizona facility more suitable to our downsized operations."

Catalytica Energy Systems will host a conference call and webcast today, Thursday, February 23, 2006, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results, an update on the business, and its outlook for 2006. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-866-578-5747 (1-617-213-8054 for international callers), using passcode 37535090. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through March 2, 2006. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 89653301.

Catalytica Energy Systems provides innovative products and services to meet the rapidly growing demand for emissions control solutions in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants using selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing emissions from combustion-related applications. The Company's diesel emissions reduction technology is designed to facilitate a significant reduction in particulate matter and NOx emissions from mobile, stationary, and off-road diesel engines by improving the performance of diesel particulate filters and NOx adsorber catalyst systems. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' beliefs and expectations that the Company will be better positioned to achieve its long-term goals and growth objectives as a result of actions taken in 2005 to improve its financial performance; the Company's improved financial outlook for 2006, including the its ability to improve sustainability, build additional value in the business, and the prospects for revenue growth and a reduction in cash consumption as compared to its 2005 financial performance; the Company's ability to capitalize on revenue opportunities and realize prospective order and contract opportunities to increase revenues associated with its SCR services business; the effects of the recent changeover in SCR-Tech's management team and the ability of SCR-Tech to maintain any increase in sales activity and to secure new business; the Company's ongoing restructuring and cost reduction initiatives and its ability achieve a significant reduction in cash consumption by rationalizing its operations, reducing its workforce and prioritizing its R&D activities; the Company's belief that its strategic restructuring initiatives offer the greatest return on investment; the Company's ability to achieve continued expense reduction in 2006 and to balance fiscal discipline with successful execution on its long-term goals and growth objectives; the development and performance of, and technical advances in, the Company's products; the Company's continuing test activities and demonstration projects with leading diesel industry companies evaluating its diesel fuel processing technology as a prospect to meet impending U.S. and Japanese diesel emissions regulations; the Company's ability to optimize its XFP technology for multiple engine applications, to further demonstrate the value proposition offered by its diesel fuel processing technology, to enhance the manufacturability of its product, and to increase the overall value of its diesel emissions reduction business; the prospects and timing associated with expanding relationships and securing strategic partnerships within the diesel industry associated with the Company's diesel emissions control solutions; the effect of the termination of the Company's agreement with Kawasaki; the Company's plans to no longer pursue business activities associated with its Xonon Cool Combustion® product, including its GE10 development program; the prospects for terminating its agreement with GE; the Company's plans to continue exploring strategic alternatives for its diesel emissions reduction and gas turbine businesses; the Company's financial projections with respect to revenues, cash savings and cash usage; and the Company's ability to build additional value in the business and improve sustainability by securing diesel industry partnerships, continuing to seek opportunities to further reduce its overhead, and continuing to explore strategic transactions to enhance shareholder value. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others; the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company improve sustainability, build additional value in the business and meet and achieve the benefits of its revenue growth and cash consumption reduction goals; the risk that the Company's cash consumption reduction goals may impair its ability to develop products, remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the existence of unanticipated technical, commercial or other setbacks related to the Company's emissions reduction solutions for diesel engines that could result in termination of one or more of its product development efforts; that there may be unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to NOx or PM emissions; the uncertainty of marketing, project development and installation timelines and regulatory review outcomes; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; that any decision on the part of an OEM or other strategic partner not to pursue development or commercialization of its products could negatively adversely impact our business or results of operations; and the other risks set forth in the Company's most recently filed Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon, Xonon Cool Combustion, and XFP are trademarks or registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ USA

Catalytica Energy Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                              Three Months Ended          Year Ended
                                 December 31,            December 31,
                               2005        2004        2005        2004
                            ---------   ---------   ---------   ---------

Total revenues              $     600   $   1,573   $   3,529   $   5,601

Costs and expenses:
  Cost of revenues                971       1,809       4,709       5,227
  Research and development      1,798       1,821       7,470       7,498
  Selling, general and
   administrative               1,682       1,322       7,440       6,339
                            ---------   ---------   ---------   ---------
Total costs and expenses        4,451       4,952      19,619      19,064

  Operating loss               (3,851)     (3,379)    (16,090)    (13,463)

Interest and other
 income, net                    2,265          51       2,624         194
                            ---------   ---------   ---------   ---------

  Net loss                  $  (1,586)  $  (3,328)  $ (13,466)  $ (13,269)
                            =========   =========   =========   =========

Basic and diluted net
 loss per share             $   (0.09)  $   (0.19)  $   (0.75)  $   (0.74)
                            =========   =========   =========   =========

Weighted average shares
 used in computing net
 loss per share                18,140      17,890      18,048      17,850
                            =========   =========   =========   =========

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                              December 31,  2005   December 31,  2004
                                  (unaudited)
                                   --------             --------

ASSETS:

  Cash, cash equivalents and
   short-term investments          $ 21,332             $ 35,592
  Accounts receivable, net            1,434                1,222
  Inventory                             986                  474
  Other current assets                  652                  601
                                   --------             --------
    Total current assets             24,404               37,889

  Property and equipment, net         5,983                7,477
  Goodwill                            4,257                4,257
  Other intangible assets, net        1,411                1,583
  Other assets                          290                  311
                                   --------             --------
    Total assets                   $ 36,345             $ 51,517
                                   ========             ========

LIABILITIES AND STOCKHOLDERS'
 EQUITY:
  Accounts payable and accrued
   liabilities                     $  4,250             $  2,776
  Current portion of long-term
   debt                                  47                  748
                                   --------             --------
    Total current liabilities         4,297                3,524

  Long-term debt and other
   long-term liabilities              3,004                5,654

  Stockholders' equity               29,044               42,339
                                   --------             --------
    Total liabilities and
     stockholders' equity          $ 36,345             $ 51,517
                                   ========             ========

CONTACT:
Megan Meloni
Investor Relations
650-940-6253